UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2005

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive

Fremont, California  94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (510) 683-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On September 2, 2005, the Compensation Committee of the Board of Directors of AXT, Inc. approved stock option grants to each of the Company’s executive officers.  The stock option grants are subject to the terms and conditions of the form of Stock Option Agreement attached hereto as Exhibit 99.1.  The exercise price of each of the stock options is $1.33, the closing price of AXT’s common stock on September 2, 2005 as reported by the Nasdaq Stock Market.  The following table sets forth the option grants to the executive officers:

Name	Shares Subject to Option Grant

Philip C.S. Yin	30,000
Chief Executive Officer

Wilson W. Cheung	50,000
Chief Financial Officer

Morris S. Young	50,000
Chief Technology Officer

Davis Zhang	50,000
President, Joint Venture Operations

Minsheng Lin	4,000
Chief Operating Officer

Each option commenced vesting on September 2, 2005 and vests over four years at the rate of 25% on the one year anniversary of the date of grant, and thereafter in equal monthly installments at the rate of 1/48th per month over the remaining 36 months.

9.01                        Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Form of Stock Option Agreement for Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: September 9, 2005	By:	/s/ WILSON W. CHEUNG
Wilson W. Cheung
Chief Financial Officer